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                                                                       EXHIBIT 1
GIBSON, DUNN & CRUTCHER LLP
DANIEL S. FLOYD, SBN 123819
KEVIN S. ROSEN, SBN 133304
DANIEL N. SHALLMAN, SBN 180782
333 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA  90071-3197

(213) 229-7000

Attorneys for petitioners FARMERS RICE MILLING COMPANY, INC., A Louisiana Corporation
                   SUPERIOR COURT OF THE STATE OF CALIFORNIA


                             COUNTY OF LOS ANGELES

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
FARMERS RICE MILLING COMPANY, INC., a Louisiana                          CASE NO.
 Corporation, and NANETTE N. KELLEY                  VERIFIED PETITION FOR WRIT OF MANDATE TO COMPEL
Petitioners,                                            INSPECTION OF ACCOUNTING BOOKS AND RECORDS
v.
ERLY INDUSTRIES INC., a California Corporation,        [CODE OF CIVIL PROCEDURE (S)(S) 1085, 1086;
 and DOES 1 through 100, inclusive,                            CORPORATIONS CODE (S) 1603]
Respondents.
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     Petitioners allege as follows:

                             PRELIMINARY STATEMENT
                             ---------------------

     1. This action is brought by Petitioners Farmers Rice Milling Company, Inc. and Nanette N. Kelley ("Petitioners"), substantial shareholders of Respondent ERLY Industries, Inc. ("ERLY" or "the Company"), to enforce Petitioners' right, as shareholders of the Company, to inspect and copy the accounting books and records of the Company.
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                             FIRST CAUSE OF ACTION
                             ---------------------

FOR ISSUANCE OF WRIT OF MANDATE TO ALLOW ACCESS TO ACCOUNTING BOOKS AND RECORDS
                                                             ------------------
                                BY SHAREHOLDERS
                                ---------------

     2. ERLY is a corporation duly organized and existing under the laws of the State of California, having its principal executive offices and keeping its accounting books and records in the City and County of Los Angeles, State of California.

     3. Gerald D. Murphy is, and at all times herein mentioned was, Chairman of ERLY.

     4. Douglas A. Murphy is, and at all times herein mentioned was, President and Chief Operating Officer of ERLY.

     5. The true names and capacities, whether individual, corporate, associate or otherwise of the Respondents named herein as Does 1 through 100, inclusive, are unknown to Farmers, which therefore sues such Respondents by their fictitious names. Farmers will amend this Petition to insert the true names and capacities of such Respondents, when such names and capacities become known to them. Petitioners are informed and believe and based thereon allege that each such fictitiously named Respondent is responsible on some manner, for the acts and omissions hereinafter alleged.

     6. At all times herein mentioned, Petitioners are informed and believe that each of the respondents was the agent and employee of each of the remaining respondents, and, in doing the things hereinafter alleged, was acting within the course and scope of such agency.

     7. Petitioner Farmers Rice Milling Company, Inc. is the owner of record of 171,933 shares of common stock of ERLY. Petitioner Nanette N. Kelley is the owner of record of 16,400 share of common stock of the Company. On July 30, 1997, Petitioners made written demand on respondents to make available to petitioner for inspection and the making of copies and extracts therefrom ERLY's accounting books and records. A true and correct unsigned copy of Petitioners' inspection demand is attached hereto as Exhibit A and made a part hereof. The Company has failed and refused and continues to fail and refuse to provide Petitioners with access to the accounting books and records requested by Petitioners. A true and correct copy of ERLY's response is attached hereto as Exhibit B.

     8. Petitioners' purpose in demanding inspection is reasonably related to its interest as a

                                       2
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shareholder in ERLY for the following reasons:

          (a) To adequately assess the value of their current holdings in ERLY to determine whether to increase their investment in the Company;

          (b) To evaluate the fairness, significance, and extent of transactions involving ERLY and its subsidiaries in which Gerald D. Murphy and Douglas A. Murphy have a personal financial interest

     9. Petitioners have no plain, speedy, and adequate remedy in the ordinary course of law, other than the relief sought in this Petition, in that Petitioners have no means by which to otherwise discover the condition of ERLY, the value of its shares in the corporation and to evaluate the transactions involving ERLY and its subsidiaries in which Gerald D. Murphy and Douglas A. Murphy have a financial interest.

     10.  Pursuant to California Corporations Code Section 1601, "[t]he
                      ---------- ------------ ----
accounting books and records . . . of any domestic corporation . . . shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder . . . ." Similar rights are recognized under the common law of the state of California.

     11. Petitioners are entitled to the inspection rights afforded it under Corporations Code Section 1601, and under the common law, but have been denied them by Respondents.

     WHEREFORE, Petitioners prays for judgment as follows:

     1. That the Court issue an alternative writ of mandate commanding Respondents and each of them to make available to Petitioners and/or their agents and attorneys, for inspection, copying, and making of extracts therefrom, all of the books and records of the Company, or to show cause before this Court, at a time specified by the Court, why they have not done so, and why a peremptory writ should not issue.

     2. That on the return of the alternative writ and the hearing of this Petition, the Court issue a peremptory writ of mandate commanding Respondents and each of them to make available to Petitioners and/or their agents and attorneys, for inspection, copying, and making of extracts therefrom, all of the books and records of the Company;

     3.  For an award of costs herein incurred;

                                       3
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     4.  For an award to Petitioners of reasonable accountant, expert and attorney's fees incurred in this action;

     5. For such further and other relief as this Court shall deem just and proper.

DATED:  August 11, 1997

                              GIBSON, DUNN & CRUTCHER LLP
                              DANIEL S. FLOYD
                              KEVIN S. ROSEN
                              DANIEL N. SHALLMAN


                              BY:    /s/ Daniel S. Floyd
                                --------------------------------------
                                         DANIEL S. FLOYD

                              Attorneys for Petitioner FARMERS RICE MILLING COMPANY, INC., a Louisiana Corporation

                                       4
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                                  VERIFICATION
                                  ------------

     I, Daniel S. Floyd, have read the foregoing PETITION FOR WRIT OF MANDATE TO COMPEL ACCESS TO ACCOUNTING BOOKS AND RECORDS, and know its contents. I am the President of Petitioner Farmers Rice Milling Company, Inc, a party to this action, and am authorized to make this verification for and on its behalf, and I make this verification for that reason. I am also a party to this action, and further make this verification on my own behalf. The matters stated in the foregoing document are true of my own knowledge except as to those matters which are stated on information and belief, and as to those matters I believe them to be true.

     I declare under penalty of perjury that the foregoing is true and correct and that this declaration was executed on August 11, 1997, at Baton Rouge, Louisiana.

                                                  /s/ Nanette N. Kelley
                                                  ---------------------
                                                      Nanette N. Kelley